BNY FINANCIAL CORPORATION
A WHOLLY OWNED SUBSIDIARY OF THE BANK OF NEW YORK
NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

             1290 AVENUE OF THE AMERICAS, NEW YORK, N.Y. 10104





Signal Apparel Company, Inc. ("Signal")
P. O. Box 4296
200 Manufacturers Road
Chattanooga, TN 37405

The Shirt Shed, Inc. (Shirt Shed")
570 South Miami Street
Wabash, IN 46992

     Re: Our Factoring Agreement with Signal bearing the effective date of May 23, 1991 as amended and supplemented (the "Signal Agreement") Factoring Agreement with Shirt Shed bearing the effective date of July 25, 1991 as amended and supplemented (the "Shirt Shed Agreement") (the Signal Agreement and the Shirt Shed Agreement herein collectively, the "Agreements")

Gentlemen:

          We refer to each and both of the above mentioned Agreements between ourselves on the one hand and Signal and Shirt Shed on the other hand, and in particular to the covenants appearing therein in subparagraphs 11 (a) (iii) thereof (herein the "Tangible Net Worth Covenant"), 11 (a) (iv) thereof (herein the "Working Capital Covenant") and 11 (a) (v) thereof (herein the "Pre-Tax Operating Earnings Covenant"; together with the Working Capital Covenant and the Tangible Net Worth covenant, herein collectively the "Covenants").

          As requested in the letter of Jim Elkins to the undersigned dated August 7, 1997, we hereby waive any default under the above Agreements, to the extent set forth on the sheet entitled "Debt Covenant Compliance Computations" for June, 1997 enclosed with said letter, a copy of which is attached as Exhibit A and arising out of the failure of Signal and/or Shirt Shed to be in compliance with the above specified Covenants as of June 30, 1997.

          Except to the limited extent set forth herein: (a) no waiver of any other term, condition, covenant, agreement or any other aspect of any of the Agreements is intended or implied; and
(b) except for the specific period of time and circumstances covered by this letter, no other aspect of the Covenants referred to in this letter is waived, including without limitation for any other period or circumstance, and no such additional waiver is intended or implied. This limited waiver is therefore limited exclusively to the specific purposes and time period(s) for which it is given.

          If the foregoing is in accordance with your understanding, would you kindly sign below to so indicate.

                                     Very truly yours,
                                     BNY FINANCIAL CORPORATION
                                     By: /s/ Wayne Miller

                                    ------------------------
                                          Title: V.P.


AGREED:
Signal Apparel Company, Inc.

By: /s/ David E. Houseman
    ------------------------
    Title: Chief Operating Officer and
           Chief Financial Officer
AGREED:
Shirt Shed, Inc.

By: /s/ David E. Houseman
    ------------------------
    Title: Chief Operating Officer and
           Chief Financial Officer